Exhibit 99.02

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (the "Agreement"), dated as of July 15, 2010 is entered into by and between Rovion, Inc., a Delaware corporation (the "Borrower") and DigitalPost Interactive, Inc., a Nevada corporation (the "Lender").

WHEREAS, Borrower desires to borrow from the Lender hereunder the aggregate amount of One Hundred Thousand Dollars ($100,000, the “Commitment Amount”) in one or more installments (each an “Advance”), as the same may from time to time be amended, modified, supplemented or revised, (the "Loan"), which would be evidenced by Secured Promissory Notes(s) executed by Borrower substantially in the form of Exhibit A hereto, as the same may from time to time be amended, modified, supplemented or restated (the "Note(s)").

NOW, THEREFORE, it is agreed:

SECTION 1. DEFINITIONS

Unless otherwise defined herein, the following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

1.1 "Material Adverse Effect" means a material adverse effect upon: (i) the business, operations, properties, assets or financial conditions of Borrower; or (ii) the ability of Borrower to perform, or of Lender to enforce, the Secured Obligations.

1.2 "Receivables" shall mean and include all of the Borrowers accounts, instruments, documents, chattel paper and general intangibles whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically sold or assigned to Lender hereunder.

1.3 "Secured Obligations" shall mean and include all principal, interest, fees, costs, or other liabilities or obligations for monetary amounts owed by Borrower to Lender, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind of nature, present or future, arising under this Agreement, the Note(s), or any of the other Loan Documents, whether or not evidenced by any Note(s), Agreement or other instrument, as the same may from time to time be amended, modified, supplemented or restated.

SECTION 2.  THE LOAN

2.1  Subject to the terms and conditions set forth herein, Lender shall make loans in the form of Advances to Borrower in an aggregate amount not to exceed the Commitment Amount. Each Advance, together with interest at the rate of twelve percent (12%) per annum, shall be payable in ninety (30) days from the date of its issuance as set forth in the respective Note(s).

2.2  Upon the occurrence of and during an Event of Default (as defined herein), interest shall thereafter be calculated at a rate of five percent (5%) in excess of the rate that would otherwise be applicable ("Default Rate").

2.3  Notwithstanding any provision in this Agreement, the Note(s), or any other "Loan Document" (as defined herein), it is not the parties' intent to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law which a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the "Maximum Rate"). If the Borrower actually pays Lender an amount of interest, chargeable on the total aggregate principal Secured Obligations of Borrower under this Agreement and the Note(s) (as said rate is calculated over a period of time that is the longer of (i) the time from the date of this Agreement through the maturity time as set forth on the Note(s), or (ii) the entire period of time that any principal is outstanding on the Note(s)), which amount of interest exceeds interest calculated at the Maximum Rate on said principal chargeable over said period of time, then such excess interest actually paid by Borrower shall be applied first, to the payment of principal outstanding on the Note(s); second, after all principal is repaid, to the payment of Lender's out of pocket costs, expenses, and professional fees which are owed by Borrower to Lender under this Agreement or the Loan Documents; and third, after all principal, costs, expenses, and professional fees owed by Borrower to Lender are repaid, the excess (if any) shall be refunded to Borrower.

2.4  In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1.

2.5  Upon and during the continuation of an Event of Default hereunder (as defined herein), all Secured Obligations, including principal, interest and compounded interest shall bear interest at a rate per annum equal to the Default Rate.

2.6  Borrower shall have the option to prepay the Loan, in whole or in part, without penalty or premium, at any time.

2.7  The obligation of Lender to fund each Advance shall be subject to Lender's discretion and satisfactory completion of its due diligence and approval process.

SECTION 3. SECURITY INTEREST

As security for the prompt, complete and indefeasible payment when due (whether at stated payment dates or otherwise) of all the Secured Obligations and in order to induce Lender to make the Loan upon the terms and subject to the conditions of the Note(s), Borrower hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Lender for security purposes only, and hereby grants to Lender a security interest in, all of Borrower's right, title and interest in, to all Receivables.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BORROWER

The Borrower represents, warrants and agrees that:

4.1  it has good title in and to the Receivables, free of all liens, security interests, encumbrances and claims whatsoever, except for the interest of the Lender therein;

4.2  it is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions where the failure to so qualify would have a Material Adverse Effect on the Receivables or the business of the Borrower taken as a whole; and

4.3  the execution, delivery and performance of the Note(s), this Agreement, and all financing statements, certificates and other documents required to be delivered or executed in connection herewith (collectively, the "Loan Documents") have been duly authorized by all necessary corporate action of Borrower, the individual or individuals executing the Loan Documents were duly authorized to do so, and the Loan Documents constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors.

SECTION 5. INDEMNIFICATION

Borrower shall and does hereby indemnify and hold Lender, its agents and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including, without limitation, such claims, costs, expenses, damages and liabilities based on liability in tort, including without limitation, strict liability in tort), including reasonable attorneys' fees, arising out of the disposition or utilization of the Receivables, other than claims arising at or caused by Lender's gross negligence or willful misconduct.

SECTION 6. COVENANTS OF BORROWER

Borrower covenants and agrees as follows at all times while any of the Secured Obligations remain outstanding:

6.1  Borrower shall permit any authorized representative of Lender and its attorneys and accountants on reasonable notice to inspect, examine and make copies and abstracts of the books of account and records of Borrower at reasonable times during normal business hours provided, that not more than two such inspections or examinations shall take place in any calendar year except upon the occurrence and continuation of an Event of Default. In addition, such representative of Lender and its attorneys and accountants shall have the right to meet with management and officers of the Company to discuss such books of account and records.

6.2  Borrower shall not incur any indebtedness senior to Lender's position or grant a security interest senior to Lender’s security interest in the Receivables without the prior written consent of Lender.

SECTION 7. DEFAULT

The occurrence of any one or more of the following events (herein called "Events of Default") shall constitute a default hereunder and under the Note(s):

7.1  The Borrower defaults in the payment of any principal or interest payable under the Note(s) and such default continues for more than five (5) days after the due date thereof;

7.2  The Borrower defaults in the payment or performance of any other covenant or obligation of the Borrower hereunder or under the Note(s) or any other Loan Documents for more than ten (10) days after the Lender has given notice of such default to the Borrower; and

7.3  Any representation or warranty as of the date made herein by the Borrower shall prove to have been false or misleading in any material respect.

SECTION8. REMEDIES

Upon the occurrence and continuation hereof of any one or more Events of Default, Lender, at its option, may declare the Note(s) to be accelerated and immediately due and payable. Such Note shall become immediately due and payable, and shall thereafter bear interest at the Default Rate and calculated in accordance with Section 2.2. Lender may exercise all rights and remedies with respect to the Receivables granted pursuant hereto for such Note(s), or otherwise available to it under applicable law, including the right to release, hold or otherwise dispose of all or any part of the Receivables and the right to utilize, process and commingle the Receivables.

SECTION 9.  MISCELLANEOUS

9.1  This is a continuing Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Lender hereunder shall continue to exist until the Secured Obligations are paid in full as the same become due and payable.

9.2  This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

9.3  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.4  Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted to have been validly served, or hereunder shall be in writing and shall be deemed given or delivered and shall be addressed to the designated recipient, as follows:

(a)  If to Lender:

DigitalPost Interactive, Inc.
Attention: CFO
4040 Barranca Pkwy., Ste 220
Irvine, CA 92604
Facsimile: (949) 333-7521
Telephone: (888) 881-7678

(b)  If to Borrower:

Rovion, Inc.
Attention:CEO
76 Summer St. 5th Floor
Boston, MA 02110
Facsimile: 617-507-7956
Telephone: 888-805-8854

or to such other address as each party may designate for itself by like notice.

9.5  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Borrower and the Lender have duly executed and delivered this Agreement as of the day and year first above written.

BORROWER:  ROVION, INC.

/s/ Brian Goss
By: Brian Goss
Chief Executive Officer

LENDER:   DIGITALPOST INTERACTIVE, INC.

/s/ Michael Sawtell
Michael Sawtell
Chief Executive Officer

EXHIBIT A

SECURED PROMISSORY NOTE

$_______________                                                                                                Date:________________

FOR VALUE RECEIVED, Rovion, Inc., a __________ corporation (the "Borrower") hereby promises to pay to the order of Digitalpost Intereactive, Inc., a California corporation (the "Lender") at such place of payment as the holder of this Secured Promissory Note (this "Note") may specify from time to time in writing, in lawful money of the United States of America, the principal amount of ___________ and 00/l00 Dollars ($___________) together with interest at twelve percent (12.0%) per annum from the date of this Note to maturity of each installment on the principal hereof remaining from time to time unpaid, such principal and interest to be paid on ____________ (“Maturity Date”).

This Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement of dated as of July __, 2010 herewith by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the
"Loan Agreement"), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

This Note has been delivered to Lender and is payable in the State of California, and shall not become effective until accepted by Lender in the State of California. This Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER:  ROVION, INC.

________________________
By:

Title: ___________________